Putnam Absolute Return 100 Fund, October 31, 2014, annual report
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1. Amended and Restated Bylaws dated as of October 17, 2014 Incorporated by reference to Post Effective Amendment No. 194 to the Registrants Registration Statement filed on October 28, 2014.

2. Amended and Restated Agreement and Declaration of Trust dated
March 21, 2014 Incorporated by reference to Post Effective
Amendment No. 186 to the Registrants Registration Statement filed on March 28, 2014.

3. Management Contract with Putnam Investment Management, LLC dated February 27, 2014 Incorporated by reference to Post
Effective Amendment No. 186 to the Registrants Registration
Statement filed on March 28, 2014.

4. Sub Management Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014; schedule A dated March 7, 2014 Incorporated by reference to Post Effective Amendment No. 186 to the Registrants Registration Statement filed on March 28, 2014.

5. Sub Advisory Contract among Putnam Investment Management, LLC,
Putnam Investments Limited and The Putnam Advisory Company, LLC dated February 27, 2014 Incorporated by reference to Post
Effective Amendment No. 186 to the Registrants Registration
Statement filed on March 28, 2014.